UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 Amendment No. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 31, 1999
                Date of Report (Date of earliest event reported)

                            COVOL TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)


            Delaware                       0-27808                87-0547337
-------------------------------  ------------------------- ---------------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)

                              3280 N. Frontage Road
                                 Lehi, UT 84043
                    ----------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (801) 768-4481
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

Certain statements in this Report constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As such, actual results may vary materially from current expectations. For a discussion of certain of the factors that could cause actual results to differ from expectations, please see the information set forth under the caption entitled "Forward Looking Statements" in PART I, ITEM 1 of Covol's Annual Report on Form 10-K for the year ended September 30, 1999. There can be no assurance that Covol's results of operations will not be adversely affected by such factors. Covol undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management's opinion only as of the date hereof.

Item 5. Other Events - Announcements of Sales of Synthetic Fuel Facilities

Covol announced on December 31, 1999 that it sold the Carbon Synfuel synthetic fuel facility and announced on January 18, 1999 that it sold the Algoma synthetic fuel facility. The sale of the four Covol-owned facilities has been the primary focus of Covol's activities and the sale of the first of these occurred on August 27, 1999. Covol is actively continuing its efforts to sell its only remaining owned facility. The complete text of the December 31, 1999 and January 18, 2000 announcements follow.

Sale of Carbon Synfuel Facility

Covol Technologies, Inc. announced today that it has sold its synthetic fuel facility located in Price, Utah. The facility is commonly known as Carbon Synfuel, or Utah #2. The purchaser is a wholly owned subsidiary of a major U.S. electric utility company. The cash proceeds will be used for payment of certain obligations and operating capital. Covol is continuing negotiations with multiple parties for the sale of its remaining Company owned facilities.

"We are pleased that there is a continued high interest in the synthetic fuel facilities owned by Covol. We believe that the sale of the Utah #2 facility and a subsequent sale of the remaining facilities, will allow Covol to retire all of the debt incurred in connection with the construction of these plants." said Kirk A. Benson, Chairman and Chief Executive Officer.

Sale of Algoma Facility

Covol Technologies, Inc. today announced the sale of another synthetic fuel facility. The plant, Pocahontas Synfuel, also referred to as the Algoma facility, is located in North Fork, West Virginia. The facility was purchased by a subsidiary of a major U.S. electric utility company. Proceeds from the sale consist of cash at closing and an additional payment upon being placed in commerical operations. Covol will also receive an ongoing royalty based upon production and sales of synthetic fuel from this facility.

Kirk A. Benson, Chairman and Chief Executive Officer, comments, "We are pleased that Covol's continuing efforts to sell its facilities is resulting in successful transactions. We are rapidly reducing Covol's debt and increasing future potential royalties."

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

Item 7. Financial Statements and Exhibits

         (c) The following amended exhibits are included herein:


                  10.64 Utah #2 Asset Purchase Agreement dated as of December 23, 1999*

                  10.65 Asset Purchase Agreement dated as of January 18, 2000 relating to the sale of the Algoma synthetic fuel facility*

                  * This exhibit contains confidential material which has been omitted pursuant to a Confidential Treatment Request. The omitted information has been filed separately with the Securities and Exchange Commission.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   COVOL TECHNOLOGIES, INC.
                                                        Registrant

Date: March 16, 2000                                /s/ Kirk A. Benson
                                                    ------------------
                                                    Kirk A. Benson
                                                    Chief Executive Officer and
                                                    Principal Executive Officer

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